UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[X] Definitive Information Statement

All State Properties Holdings, Inc.

(Name of Registrant As Specified In Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF BOARD OF DIRECTOR AND SHAREHOLDER

ACTION BY WRITTEN CONSENT

As of September 8, 2009, the Registrant is implementing the increase in the number of authorized share of stock, which increase was voted and approved by the Board of Directors and a majority of the shareholders of All State Properties Holdings, Inc. on September 8, 2009.  On that date, the Board of Directors and majority of the shareholders by written consent approved an amendment to the Articles of Incorporation, which amendment increased the number of authorized shares of Common Stock, $.0001 par value per share from 100,000,000 to 200,000,000.

Shareholders of record at the close of business on August 28, 2009 are being given notice of this action via this filing.  Since the actions have already been approved and taken by a majority of the outstanding shares of voting stock, no proxies are being solicited.  The increase in authorized shares became effective September 8, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

All State Properties Holdings, Inc.

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Shareholders holding a majority of the voting power of the company took action by written consent on September 8, 2009 for the purpose of approving an amendment to the company’s Articles of Incorporation (the “Amendment”) to increase the number of shares of common stock that the Registrant is authorized to issue from 100,000,000 to 200,000,000.

Further, shareholders holding a majority of the voting power of the company took action by written consent on September 8, 2009 for the purpose of approving an amendment to the company’s Articles of Incorporation (the “Amendment”) to allow indemnification to the officers and directors of the company, in order to facilitate recruitment of qualified people.

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of a majority of the outstanding stock of each voting group entitled to vote on such matters.  As of August 28 2009 there were 19,591,005 shares of our common stock outstanding and no shares of our preferred stock outstanding.  Holders of our common stock are entitled to one vote per share.

Proxies

No Proxies are being solicited.

Consents Required.

The Amendment requires the consent of the holders of a majority of the shares of common stock outstanding.  On September 8, 2009, holders of the voting rights with respect to greater than fifty percent of our common stock delivered written consents adopting the action set forth herein.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by the Registrant.  The Registrant may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owner

Set forth below are the number of shares of our Common Stock, $.0001 par value per share, owned beneficially, or known by us to be owned beneficially, by any holder of more than 5% of any class of such security as of the date of the shareholders vote on this action, August 28, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

MB Consulting Services, LLC 2220 Hickory Crest Dr. Memphis, TN 38119	9,795,698	50.001

Cede & Co. P.O. Box 20, Bowling Green Station New York, NY 10004	1,006,103	5.136

The Colosseum, LLC 140 Main St. Radford, VA 24141	4,471,000	22.821

ACTION 1

AMENDMENT TO THE ARTICLES OF INCORPORATION

Board Action

The Board of Directors and a majority of our stockholders approved an amendment on September 8, 2009 to the Articles of Incorporation.  The amendment increased the authorized shares of common stock in the company from 100,000,000 to 200,000,000 and also allowed indemnification of the officers and directors of the company, in order to facilitate recruitment of qualified people.

Voting Procedures

The foregoing corporate actions were taken without a meeting or formal vote of stockholders solely on the basis of the Written Consent of a majority of our outstanding shares which are owned by MB Consulting Services, LLC and management.  No further vote of stockholders is required by our Articles of Incorporation or Bylaws or by applicable provisions of the Nevada Revised Statutes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

All State Properties Holdings, Inc

Date: September 9, 2009	By:	/s/ E. Robert Gates
President and Secretary

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